CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 29, 2008, relating to the financial statements and financial highlights of the funds that comprise John Hancock Trust, which appear in such Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP

Boston, Massachusetts
April 18, 2008